EXHIBIT 99.1
RUDOLPH TECHNOLOGIES REPORTS 2017
FIRST QUARTER RESULTS

•	Revenue and Earnings Exceed Consensus; Guides Up for Second Quarter;

•	Revenue Up Twelve Percent Sequentially and Year-Over-Year

WILMINGTON, MASSACHUSETTS (May 1, 2017) - Rudolph Technologies, Inc. (NYSE: RTEC), a leading provider of process characterization equipment, lithography equipment and software for wafer fabs and advanced packaging facilities, today announced financial results for the 2017 first quarter.

2017 First Quarter Highlights

•	First quarter revenue of $60.7 million increased 12 percent over the same period last year and was above the high-end of Company guidance.

•	Revenue driven by 23 percent growth in process control sales in multiple strategic advanced packaging markets.

•	Company recorded eleventh straight quarter of year-over-year quarterly growth.

•	Gross margins improved to 53 percent for the quarter on strong process control sales.

•	GAAP net income of $7.2 million, or $0.22 per diluted share, was at the high-end of the Company’s guidance; Non-GAAP net income of $8.2 million, or $0.26 per diluted share, exceeded guidance.

•	Received multi-system order from leading memory manufacturer for advanced memory ramp.

Key Financial Data for the Quarters Ended March 31, 2017, December 31, 2016,
and March 31, 2016
(in thousands, except per share amounts)

US GAAP
	March 2017	December 2016	March 2016
Revenue	$ 60,679	$ 54,076	$ 54,362
Gross profit margin	52.5%	51.5%	53.4%
Operating income	$ 9,685	$ 6,339	$ 21,137
Net income	$ 7,151	$ 6,126	$ 13,939
Net income per diluted share	$ 0.22	$ 0.19	$ 0.44

US NON-GAAP
	March 2017	December 2016	March 2016
Revenue	$ 60,679	$ 54,076	$ 54,362
Gross profit margin	52.6%	51.6%	53.5%
Operating income	$ 12,220	$ 9,078	$ 9,570
Net income	$ 8,231	$ 6,644	$ 5,742
Net income per diluted share	$ 0.26	$ 0.21	$ 0.18

Michael Plisinski, chief executive officer, commented, “We continue to see strong demand for our broad-based technical solutions, which has resulted in our eleventh straight quarter of year-over-year quarterly growth. First quarter revenues exceed guidance and grew 12 percent both sequentially and on a year-over-year basis; and gross margins expanded to 53 percent, fueled by process control sales across multiple high-growth markets.”

Plisinski continued, “This strong performance in the first quarter is a record start to the year for Rudolph and is a result of continued demand in advanced packaging and strong growth in leading-edge memory which grew 20% over the prior quarter. Our integrated process control solutions for both AP and front-end applications offer a compelling value to our customers by providing critical process data and software solutions that enable their engineers to rapidly quantify, characterize, and perform root cause analysis of critical defects. This translates to faster ramp rates for new devices, with higher quality levels and reduced manufacturing cost for our customers.”

First Quarter 2017 GAAP Financial Results
First quarter revenue totaled $60.7 million, a 12 percent increase as compared with $54.1 million for the 2016 fourth quarter and compared to $54.4 million in the 2016 first quarter. First quarter gross margin increased to 53 percent of revenues, compared to 52 percent in the 2016 fourth quarter. The increase in gross margin was primarily due to a change in product sales mix; specifically, strong process control sales which included a number of metal metrology shipments in the quarter.

Operating expenses for the first quarter totaled $22.2 million, compared to $21.5 million for the fourth quarter of 2016. The increase in operating expense was primarily due to higher research and development expense resulting from higher compensation and project costs.

GAAP net income for the first quarter of 2017 was $7.2 million, or $0.22 per diluted share, compared with GAAP net income of $6.1 million, or $0.19 per diluted share, for the 2016 fourth quarter. In the 2016 first quarter, GAAP net income was $13.9 million, or $0.44 per diluted share, and included a gain on a judgment from a patent lawsuit.

First Quarter Non-GAAP Financial Results
First quarter Non-GAAP net income was $8.2 million, or $0.26 per diluted share. Non-GAAP results excluded items, as detailed in the attached table, which had a net after tax decrease in GAAP net income of $1.1 million. The 2016 fourth quarter Non-GAAP results of $6.6 million, or $0.21 per diluted share, excluded items that decreased GAAP net income by $518 thousand after tax; and the first quarter 2016 Non-GAAP results of $5.7 million, or $0.18 per diluted share, excluded items that increased GAAP net income by $8.2 million after tax.

Balance Sheet
At March 31, 2017, cash and marketable securities increased $11.7 million over the previous quarter to $137.4 million and our cash provided by operating activities was $14.2 million for the quarter. Accounts receivable decreased in the quarter to $61.0 million and our DSO’s decreased to 90 days. Inventory at $66.2 million increased slightly. Working capital increased $9.9 million to $236.5 million.

Outlook
The Company is currently anticipating revenue for the second quarter ending June 30, 2017 to be in the range of $63 million to $68 million.  The Company is also expecting diluted GAAP net income per share to be in the range of $0.23 to $0.29 and non-GAAP net income per diluted share to be in the range of $0.28 to $0.34.

Conference Call
Rudolph Technologies will discuss its 2017 first quarter results and other matters on a conference call it is hosting today at 4:30 PM EDT. To participate in the call, please dial (888) 569-5033 (Domestic) or (719) 785-1765 (International), and reference Conference ID # 8951773 at least five (5) minutes prior to the scheduled start time. A live webcast will also be available on the Company’s website at www.rudolphtech.com.

To listen to the live webcast, please go to the website at least fifteen (15) minutes early to register, download and install any necessary audio software.

There will be a replay of the conference call available from 8:00 pm EDT on May 1, 2017 until 11:59 pm EDT on May 8, 2017. To access the replay, please dial (888) 203-1112 (Domestic) or (719) 457-0820 (International) at any time during that period and use Conference ID #8951773.

A replay will also be available on the Company’s website at www.rudolphtech.com.

Discussion of Non-GAAP Financial Measures
The Company has provided in this release non-GAAP financial information including non-GAAP gross profit, operating income, net income, and net income per diluted share, as a supplement to the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the Company’s financial results to assess operational performance. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the Company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the Company uses in making operating decisions and because the Company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the Company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

The financial statements provided with this release include a reconciliation of the non-GAAP financial measures to those measures reported in accordance with GAAP.

The Company’s non-GAAP financial measures, used in this press release, reflect adjustments based on the following items:

Share-based compensation expense. These expenses relate to employee restricted stock units and employee stock options. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results.

Amortization of intangibles. The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

Patent litigation fees and judgment. The Company, from time to time, may incur charges or benefits that are outside of the ordinary course of the Company’s business related to litigation. The Company believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of the Company’s business and because of the singular nature of the claims underlying the matter.

Net tax provision (benefit) adjustments.  This line item represents the income tax effects of the non-GAAP items.

About Rudolph Technologies
Rudolph Technologies, Inc. is a leader in the design, development, manufacture and support of defect inspection, lithography, process control metrology, and process control software used by semiconductor and advanced packaging device manufacturers worldwide. Rudolph delivers comprehensive solutions throughout the fab with its families of proprietary products that provide critical yield-enhancing information, enabling microelectronic device manufacturers to drive down costs and time to market of their devices. Headquartered in Wilmington, Massachusetts, Rudolph supports its customers with a worldwide sales and service organization. Additional information can be found on the Company’s website at www.rudolphtech.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include Rudolph’s business momentum and future growth; the benefit to customers of Rudolph’s products and customer service; Rudolph’s ability to both deliver products and services consistent with our customers’ demands and expectations and strengthen its market position; Rudolph’s expectations regarding the semiconductor market outlook; Rudolph’s second quarter 2017 financial outlook; as well as other matters that are not purely historical data. Rudolph wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Rudolph’s control. Such factors include, but are not limited to, the Company’s ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; and fluctuations in customer capital spending. Additional information and considerations regarding the risks faced by Rudolph are available in Rudolph’s Form 10-K report for the year ended December 31, 2016 and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Rudolph’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance or achievements. Rudolph does not assume any obligation to update the forward-looking information contained in this press release.

For more information, please contact: Investors: Steven R. Roth Senior Vice President & CFO 973.448.4302 steven.roth@rudolphtech.com	Guerrant Associates Laura Guerrant-Oiye Principal 808.882.1467 lguerrant@guerrantir.com Trade Press: Amy Shay 952.259.1794 amy.shay@rudolphtech.com

(tables follow)

RUDOLPH TECHNOLOGIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) - (Unaudited)

	March 31, 2017	December 31, 2016
		(Audited)
ASSETS
Current assets
Cash and marketable securities	$137,388	$125,731
Accounts receivable, net	61,002	64,912
Inventories	66,226	65,485
Prepaid and other assets	5,237	6,502
Total current assets	269,853	262,630
Net property, plant and equipment	12,329	11,858
Intangibles	32,263	32,768
Other assets	31,417	31,443
Total assets	$345,862	$338,699

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$19,808	$21,495
Other current liabilities	13,517	14,467
Total current liabilities	33,325	35,962
Other non-current liabilities	10,035	9,002
Total liabilities	43,360	44,964
Stockholders’ equity	302,502	293,735
Total liabilities and stockholders’ equity	$345,862	$338,699

(tables follow)

RUDOLPH TECHNOLOGIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share amounts) - (Unaudited)

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Revenues	$60,679	$54,076	$54,362
Cost of revenues	28,811	26,212	25,317
Gross profit	31,868	27,864	29,045
Operating expenses:
Research and development	12,010	11,309	12,446
Selling, general and administrative	9,668	9,681	9,499
Amortization	505	535	595
Patent litigation judgment	—	—	(14,632)
Total operating expenses	22,183	21,525	7,908
Operating income	9,685	6,339	21,137
Interest (income) expense, net	(191)	(145)	1,469
Other expense (income)	269	(260)	107
Income before income taxes	9,607	6,744	19,561
Provision for income taxes	2,456	618	5,622
Net income	$7,151	$6,126	$13,939

Net income per share:
Basic	$0.23	$0.20	$0.45
Diluted	$0.22	$0.19	$0.44

Weighted average shares outstanding:
Basic	31,290	31,085	30,957
Diluted	32,058	32,018	31,654

(tables follow)

RUDOLPH TECHNOLOGIES, INC. NON-GAAP FINANCIAL SUMMARY (In thousands, except percentage and per share amounts) - (Unaudited)

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Revenue	$60,679	$54,076	$54,362
Gross profit	$31,928	$27,930	$29,102
Gross margin as percentage of revenue	52.6%	51.6%	53.5%

Operating expenses	$19,708	$18,852	$19,532
Operating income	$12,220	$9,078	$9,570
Operating margin as a percentage of revenue	20.1%	16.8%	17.6%

Net income	$8,231	$6,644	$5,742
Net income per diluted share	$0.26	$0.21	$0.18

RECONCILIATION OF U.S. GAAP GROSS PROFIT, OPERATING EXPENSES AND OPERATING INCOME TO NON-GAAP GROSS PROFIT, OPERATING EXPENSES AND OPERATING INCOME (In thousands, except percentages) - (Unaudited)

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
U.S. GAAP gross profit	$31,868	$27,864	$29,045
Pre-tax non-GAAP items:
Share-based compensation expense	60	66	57
Non-GAAP gross profit	$31,928	$27,930	$29,102
U.S. GAAP gross margin as a percentage of revenue	52.5%	51.5%	53.4%
Non-GAAP gross margin as a percentage of revenue	52.6%	51.6%	53.5%

U.S. GAAP operating expenses	$22,183	$21,525	$7,908
Pre-tax non-GAAP items:
Amortization of intangibles	505	535	595
Litigation fees	881	1,076	1,309
Patent litigation judgment	—	—	(14,632)
Share-based compensation expense	1,089	1,062	1,104
Non-GAAP operating expenses	19,708	18,852	19,532
Non-GAAP operating income	$12,220	$9,078	$9,570
GAAP operating margin as a percentage of revenue	16.0%	11.7%	38.9%
Non-GAAP operating margin as a percentage of revenue	20.1%	16.8%	17.6%
(table follows)

RUDOLPH TECHNOLOGIES, INC. RECONCILIATION OF U.S. GAAP NET INCOME TO NON-GAAP NET INCOME (In thousands, except share and per share data) - (Unaudited)

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
U.S. GAAP net income	$7,151	$6,126	$13,939
Pre-tax non-GAAP items
Amortization of intangibles	505	535	595
Litigation fees	881	1,076	1,309
Patent litigation judgment	—	—	(14,632)
Share-based compensation expense	1,149	1,128	1,161
Net tax provision (benefit) adjustments	(1,455)	(2,221)	3,370
Non-GAAP net income	$8,231	$6,644	$5,742
Non-GAAP net income per diluted share	$0.26	$0.21	$0.18

SUPPLEMENTAL INFORMATION - RECONCILIATION OF SECOND QUARTER 2017 GAAP TO NON-GAAP GUIDANCE (net of tax)

	Low	High
Estimated GAAP net income per diluted share	$0.23	$0.29
Estimated non-GAAP items:
Amortization of intangibles	0.01	0.01
Patent litigation fees	0.02	0.02
Share-based compensation expense	0.02	0.02
Estimated non-GAAP net income per diluted share	$0.28	$0.34

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